Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter 2024 Results, Including Record Revenue and Adjusted EBITDA(1) and Releases 2025 Financial Guidance

•	Total Company Revenue increased 13.5% to a quarterly record of $477.1 million in the fourth quarter of 2024 from $420.4 million in the fourth quarter of 2023; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 28.1% to $18.9 million in the fourth quarter of 2024 from $14.7 million in the fourth quarter of 2023

•	Total Company Adjusted EBITDA(1) was a quarterly record of $75.0 million in the fourth quarter of 2024 as compared with $65.8 million in the fourth quarter of 2023, an increase of 14.0%; Digital Health reportable segment Adjusted EBITDA(1) increased 61.6% to $4.5 million in the fourth quarter of 2024 from $2.8 million in the fourth quarter of 2023

•	Adjusting for unusual or one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.22 for the fourth quarter of 2024; This compares with Adjusted Earnings Per Share(3) of $0.15 for the fourth quarter of 2023

•	In the fourth quarter of 2024, aggregate procedural volumes increased 8.0% and same-center procedural volumes increased 4.0% compared with the fourth quarter of 2023

•	At December 31, 2024, RadNet had a cash balance of $740 million and a net debt to Adjusted EBITDA(1) leverage ratio of under 1.0x

LOS ANGELES, California, February 27, 2024 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 398 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full-year ended December 31, 2024.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with our performance in the fourth quarter and for full-year 2024. Relative to last year’s fourth quarter, Revenue increased 13.5% and Adjusted EBITDA(1) increased 14.0%. This performance was driven by strong aggregate procedural volume growth of 8.0% and same center procedural growth of 4.0%. This performance enabled us to meet or exceed guidance levels we set at the beginning of 2024 and revised upward throughout the year.”

Dr. Berger continued, “During the fourth quarter, we continued to experience increased demand in virtually all of our markets. This demand was the primary catalyst for the investments made to expand capacity by the opening of nine new centers during the year. Throughout 2024, the centers within health system partnerships grew from 130 at the beginning of 2024 to 153 by the end of the year. Joint venture facilities now represent 38.4% of the 398 locations.”

“During 2024, significant progress was made in the Digital Health division, culminating with the fourth quarter launch of DeepHealth OS, SmartMammoTM and TechLiveTM solutions in addition to expansion of the AI clinical tools in breast, lung, prostate and brain. We intend to implement these new solutions throughout the RadNet network during 2025, and they should create significant efficiencies in our operations that will help address challenges resulting from the shortage and rising cost of skilled labor. Furthermore, these solutions will enable us to expand capacity by streamlining workflow and automating processes that will improve the patient experience,” added Dr. Berger.

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“During 2024, liquidity and financial leverage were carefully managed, as highlighted by a $230 million stock offering completed in March, a debt refinancing completed in April which lowered our cost of capital and extended maturities through 2031 and a debt repricing transaction completed in November which lowered the interest cost on RadNet’s credit facility. As a result of these actions and a focus on margins and Adjusted EBITDA(1) growth, at year-end 2024, net debt to Adjusted EBITDA(1) fell below 1.0x, from approximately 2.0x at year-end 2023. The cash balance at the end of 2024 grew to $740 million, from $342 million at year-end 2023,” concluded Dr. Berger.

Financial Results

Fourth Quarter Report:

For the fourth quarter of 2024, RadNet reported Total Company Revenue of $477.1 million and Adjusted EBITDA(1) of $75.0 million. Revenue increased $56.7 million (or 13.5%) and Adjusted EBITDA(1) increased $9.2 million (or 14.0%) as compared with the fourth quarter of 2023.

For the fourth quarter of 2024, RadNet reported Digital Health Revenue of $18.9 million (inclusive of intersegment revenue) and Adjusted EBITDA(1) of $4.5 million. Revenue increased $4.1 million (or 28.1%) and Adjusted EBITDA(1) increased $1.7 million (or 61.6%) as compared with the fourth quarter of 2023.

There were a number of unusual or one-time items impacting the fourth quarter including: $1.1 million in severance expense related to cost-savings initiatives; $2.5 million impairment loss on lease abandonment; $1.1 million expense related to leases for de novo facilities under construction that have yet to open their operations; $462,000 of acquisition transaction costs; $2.4 million loss in conjunction with extinguishment of debt and related expenses as a result of the Company’s refinancing and repricing debt transactions; $5.0 million of non-capitalized research and development expenses related to the DeepHealth Cloud OS and generative AI; and $577,000 of non-cash loss from interest rate swaps. Adjusting for the above items, Total Company Adjusted Earnings(3) was $16.7 million and diluted Adjusted Earnings Per Share(3) was $0.22 during the fourth quarter of 2024. This compares with Total Company Adjusted Earnings(3) of $9.9 million and diluted Adjusted Earnings Per Share(3) of $0.15 during the fourth quarter of 2023.

Unadjusted for unusual or one-time items impacting the fourth quarter, Total Company Net Income for the fourth quarter of 2024 was $5.3 million as compared with a Total Company Net Loss of $1.9 million for the fourth quarter of 2024. Fully diluted Net Income Per Share for the fourth quarter of 2024 was $0.07, compared with a fully diluted Net Loss per share of $(0.03) in the fourth quarter of 2023, based upon a weighted average number of diluted shares outstanding of 75.5 million shares in 2024 and 67.9 million shares in 2023.

For the fourth quarter of 2024, as compared with the prior year’s fourth quarter, MRI volume increased 13.4%, CT volume increased 13.9% and PET/CT volume increased 23.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.0% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2024 and 2023, MRI volume increased 8.5%, CT volume increased 8.7% and PET/CT volume increased 16.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.0% over the prior year’s same quarter.

Annual Report:

For full-year 2024, RadNet reported Total Company Revenue of $1,829.7 million and Adjusted EBITDA(1) of $279.5 million. Revenue increased $213.0 million (or 13.2%) and Adjusted EBITDA(1) increased $47.1 million (or 20.3%) as compared with full-year 2023.

For full-year 2024, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $65.7 million and Adjusted EBITDA(1) of $14.6 million. Revenue increased $16.1 million (or 32.5%) and Adjusted EBITDA(1) increased $8.1 million (or 124.0%) as compared with full-year 2023.

Unadjusted for one-time or unusual items, Total Company Net Income for 2024 was $2.8 million as compared with a Total Company Net Income of $3.0 million in 2023. Fully diluted Net Income Per Share for 2024 was $0.04, compared with a Net Income per share of $0.05 in 2023, based upon a weighted average number of diluted shares outstanding of 74.8 million shares in 2024 and 64.7 million shares in 2023.

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Actual 2024 Results vs. 2024 Guidance

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results	Actual 2024 Results
Total Net Revenue	$1,650-$1,700mm	$1,675-$1,725mm	$1,685-$1,735mm	$1,710-$1,760mm	$1,764.0mm
Adjusted EBITDA(1)	$250 - $260mm	$255 - $265mm	$257 - $267mm	$262 - $270mm	$264.9mm
Capital Expenditures(a)	$125 - $135mm	$130 - $140mm	$135 - $145mm	$145 - $155mm	$148.1mm
Cash Interest Expense(b)	$40 - $45mm	$37 - $42mm	$32 - $37mm	$25 - $30mm	$33.3mm
Free Cash Flow (2)	$65 - $75mm	$68 - $78mm	$72 - $80mm	$83 - $93mm	$83.5mm

(a)	Net of proceeds from the sale of equipment ($886,000), New Jersey Imaging Network capital expenditures of $20.7mm and a one-time $6.6 million operating lease buyout from two equipment manufacturers.
(b)	Includes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance as recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 and Q2 Results	Revised Guidance Range After Q3 Results	Actual 2024 Results
Total Net Revenue (inclusive of intersegment revenue)	$60 - $70mm	$60 - $70mm	$60 - $70mm	$65.7mm

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$12 - $14mm	$13 - $15mm	$13 - $15mm	$14.6mm

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13mm	$12 - $14mm	$13 - $15mm	$15.0mm

Capital Expenditures(a)	$3 - $5mm	$3 - $5mm	$3 - $5mm	$3.5mm

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$8 - $10mm	$8 - $10mm	$8 - $10mm	$11.1mm

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(2) - $(5)mm	$(2) - $(5)mm	$(2) - $(5)mm	$(3.9)mm

(a)	Excludes a $9 million purchase of software code and other intellectual property from a vender.

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2025 Guidance

Dr. Berger highlighted, “In January and February of 2025, we experienced more severe winter weather conditions than last year in our East Coast and Texas operations as well as catastrophic fires in Southern California. These unanticipated events had a significant impact on the utilization of healthcare services in these regions, which resulted in an estimated loss of $22 million of Revenue and $15 million of Adjusted EBITDA(1) to the RadNet operations. These significant events have caused a revision to the first quarter of our initial 2025 Imaging Center segment budget, which is now reflected in our full-year 2025 guidance.”

RadNet reports 2025 guidance ranges as follows:

Imaging Center Segment

2025 Guidance Range
Total Net Revenue	$1,825 - $1,875 million
Adjusted EBITDA(1)	$265 - $273 million
Capital Expenditures(a)	$140 - $150 million
Cash Interest Expense(b)	$35 - $40 million
Free Cash Flow(2)	$70 - $80 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

2025 Guidance Range
Total Net Revenue	$80 - $90 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$15 - $17 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$16 - $18 million

Capital Expenditures	$3 - $5 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(5) - $(8) million

Dr Berger added, “Within the Imaging Center segment, 2025 performance will be impacted by continued focus on same-center performance, tuck-in acquisitions, increasing reimbursement efforts, expanded and new health system joint ventures and de novo center openings. Incorporated into 2025 guidance is continued increases in salaries, wages and benefits, which is indicative of broader industry conditions. To address the labor challenges, we will be focused in 2025 on the implementation of the Digital Health solutions intended to drive automation and efficiencies in the utilization of labor.”

“Within the Digital Health segment, 2025 growth will be driven by a variety of factors including, sales of the new DeepHealth OS Operating and Diagnostic software suites, sales and licensing revenue from the new SmartTechologyTM products (eg, SmartMammoTM), licensing fees from the TechLiveTM technologist remote-control and automation technology and further licensing and patient revenue from mammography, lung, prostate and brain AI solutions. In 2025, significant infrastructure investments will be made in building sales, marketing and implementation teams and we will pursue completing potential acquisitions, both of which will contribute to the long-term success in selling and licensing Digital Health solutions to external customers”, concluded Dr. Berger.

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Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call tomorrow, February 28th, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2024 fourth quarter and year-end results.

Conference Call Details:

Date: Friday, February 28, 2025

Time: 10:30 a.m. ET

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1708732&tp_key=80b765a1d9 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10197109.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 398 owned and/or operated outpatient imaging centers. RadNet's markets include Arizona, California, Delaware, Florida, Maryland, New Jersey, New York, and Texas. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 11,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	changes in general economic conditions nationally and regionally in the markets in which we operate, including their effects on the cost and availability of labor;

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;

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•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;

•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;

•	volatility in interest and exchange rates, or credit markets;

•	the adequacy of our cash flow and earnings to fund our current and future operations;

•	changes in service mix, revenue mix and procedure volumes;

•	delays in receiving payments for services provided;

•	increased bankruptcies among our partner physicians or joint venture partners;

•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;

•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;

•	the occurrence of hostilities, political instability or catastrophic events;

•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and

•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	December 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$740,020	$342,570
Accounts receivable	185,821	163,707
Due from affiliates	41,869	25,342
Prepaid expenses and other current assets	51,542	47,657
Total current assets	1,019,252	579,276
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	694,791	604,401
Operating lease right-of-use assets	639,740	596,032
Total property, plant, equipment and right-of-use assets	1,334,531	1,200,433
OTHER ASSETS
Goodwill	710,663	679,463
Other intangible assets	81,351	90,615
Deferred financing costs	2,265	1,643
Investment in joint ventures	104,057	92,710
Deposits and other	34,571	46,333
Total Assets	$3,286,690	$2,690,473

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$351,464	$342,940
Due to affiliates	43,650	15,910
Deferred revenue	3,288	4,647
Current operating lease liability	56,618	55,981
Current portion of notes payable	24,692	17,974
Total current liabilities	479,712	437,452
LONG-TERM LIABILITIES
Long-term operating lease liability	655,979	605,097
Notes payable, net of current portion	991,574	812,068
Deferred tax liability, net	22,230	15,776
Other non-current liabilities	3,785	6,721
Total liabilities	2,153,280	1,877,114
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 74,036,993 and 67,956,318 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	7	7
Additional paid-in-capital	988,147	722,750
Accumulated other comprehensive loss	(9,061)	(12,484)
Accumulated deficit	(76,785)	(79,578)
Total RadNet, Inc.'s Stockholders' equity:	902,308	630,695
Noncontrolling interests	231,102	182,664
Total Equity	1,133,410	813,359
Total liabilities and equity	$3,286,690	$2,690,473

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2024	2023	2022

REVENUE
Service fee revenue	$1,693,089	$1,463,197	$1,278,016
Revenue under capitation arrangements	136,575	153,433	152,045
Total service revenue	1,829,664	1,616,630	1,430,061
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	1,580,549	1,395,239	1,264,346
Lease abandonment charges	2,478	5,146	–
Depreciation and amortization	137,838	128,391	115,877
Loss (gain) on sale and disposal of equipment and other	2,276	2,187	2,529
Loss (gain) on contribution of imaging centers into joint venture	–	(16,808)	–
Severance costs	1,902	3,778	946
Total operating expenses	1,725,043	1,517,933	1,383,698
INCOME (LOSS) FROM OPERATIONS	104,621	98,697	46,363
OTHER INCOME AND EXPENSES
Interest expense	79,849	64,483	50,841
Equity in earnings of joint ventures	(14,472)	(6,427)	(10,390)
Non-cash change in fair value of interest rate hedge	8,006	8,185	(39,621)
Debt restructuring and extinguishment expenses	11,292	–	731
Other expenses (income)	(24,916)	(6,354)	1,833
Total other (income) expenses	59,759	59,887	3,394
INCOME (LOSS) BEFORE INCOME TAXES	44,862	38,810	42,969
Provision for income taxes	(6,026)	(8,473)	(9,361)
NET INCOME (LOSS)	38,836	30,337	33,608
Net income (loss) attributable to noncontrolling interests	36,043	27,293	22,958

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,793	$3,044	$10,650

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04	$0.05	$0.19

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04	$0.05	$0.17
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	73,037,237	63,580,059	56,293,336
Diluted	74,762,332	64,658,299	57,320,870

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Years Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$38,836	$30,337	$33,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,838	128,391	115,877
Amortization of operating lease assets	60,552	61,102	68,847
Equity in earnings of joint ventures, net of dividend	(9,926)	9,176	(5,952)
Amortization deferred financing costs and loan discount	3,093	2,987	2,693
Loss on sale and disposal of equipment	2,276	2,187	2,529
Loss on extinguishment of debt	3,903	–	–
Gain on contribution of imaging centers into joint venture	–	(16,808)	–
Lease abandonment charges	2,478	5,146	–
Amortization of cash flow hedge	9,352	3,576	3,687
Non-cash change in fair value of interest rate hedge	8,006	8,185	(39,621)
Stock-based compensation	29,833	26,785	23,770
Loss on impairment	1,275	3,949	–
Change in fair value of contingent consideration	1,995	(3,880)	(325)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(21,767)	2,650	(30,078)
Other current assets	(32,790)	(8,441)	(3,327)
Other assets	10,723	(1,484)	(12,166)
Deferred taxes	6,454	6,056	13,356
Operating lease liability	(54,866)	(54,763)	(68,943)
Deferred revenue	(1,359)	626	(7,316)
Accounts payable, accrued expenses and other	37,117	15,086	49,778
Net cash provided by operating activities	233,023	220,863	146,417
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(43,661)	(10,918)	(129,961)
Purchase of property and equipment	(188,070)	(176,600)	(119,451)
Proceeds from sale of equipment	157	83	3,904
Equity contributions in existing and purchase of interest in joint ventures	(1,496)	(14,035)	(1,441)
Net cash used in investing activities	(233,070)	(201,470)	(246,949)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(5,989)	(2,930)	–
Payments on Term Loan Debt	(692,437)	(41,063)	(53,750)
Proceeds from issuance of new debt, net of issuance costs	863,757	–	147,996
Sale of noncontrolling interests	22,357	5,121	–
Payments on contingent consideration and holdbacks	(4,268)	(5,495)	–
Distributions paid to noncontrolling interests	(4,522)	(5,972)	(893)
Proceeds from issuance of common stock	218,385	245,832	–
Proceeds from issuance of common stock upon exercise of options	667	142	294
Net cash provided by financing activities	397,950	195,635	93,647
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(453)	(292)	113
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	397,450	214,736	(6,772)
CASH AND CASH EQUIVALENTS, beginning of period	342,570	127,834	134,606
CASH AND CASH EQUIVALENTS, end of period	$740,020	$342,570	$127,834

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$84,601	$64,695	$39,151
Cash paid during the period for income taxes	$4,170	$1,587	$587

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended December 31,
	2024	2023

REVENUE
Service fee revenue	$445,576	$384,932
Revenue under capitation arrangements	31,525	35,451
Total service revenue	477,101	420,383
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	411,436	356,592
Lease abandonment charges	2,478	5,146
Depreciation and amortization	36,016	32,686
Loss (gain) on sale and disposal of equipment and other	1,541	1,004
Severance costs	1,105	621
Total operating expenses	452,576	396,049
INCOME (LOSS) FROM OPERATIONS	24,525	24,334
OTHER INCOME AND EXPENSES
Interest expense	18,073	16,607
Equity in earnings of joint ventures	(3,164)	(2,492)
Non-cash change in fair value of interest rate hedge	577	7,236
Debt restructuring and extinguishment expenses	2,383	–
Other expenses (income)	(8,668)	(3,745)
Total other (income) expenses	9,201	17,606
INCOME (LOSS) BEFORE INCOME TAXES	15,324	6,728
Provision for income taxes	(1,099)	(732)
NET INCOME (LOSS)	14,225	5,996
Net income (loss) attributable to noncontrolling interests	8,880	7,856
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,345	$(1,860)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$(0.03)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$(0.03)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	73,574,262	67,904,999
Diluted	75,537,595	67,904,999

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Net income (loss) attributable to Radnet, Inc. common stockholders	$5,345	$(1,860)	$2,793	$3,044
Income taxes	1,099	732	6,026	8,473
Interest expense	18,073	16,607	79,849	64,483
Severance costs	1,105	621	1,902	3,778
Depreciation and amortization	36,016	32,686	137,838	128,391
Non-cash employee stock-based compensation	8,465	5,404	29,834	26,785
Loss (gain) on sale and disposal of equipment and other	1,541	1,004	2,276	2,187
Non-cash change in fair value of interest rate hedge	577	7,236	8,006	8,185
Other expenses (income)	(8,668)	(3,745)	(24,916)	(6,354)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	5,018	1,308	14,995	1,308
Lease abandonment charges	2,478	5,146	2,478	5,146
Loss (gain) on contribution of imaging centers into joint venture	–	–	–	(16,808)
Loss (gain) on extinguishment of debt and related expenses	2,383	–	11,292	–
Non-cash change to contingent consideration	–	(429)	1,974	(4,075)
Acquisition related non-cash intangible adjustment	–	–	–	3,950
Non-operational rent expenses	1,114	881	4,233	3,629
Acquisition transaction costs	462	222	879	222

Adjusted EBITDA - Radnet, Inc.	$75,008	$65,813	$279,459	$232,344

NOTE
Adjusted EBITDA - Imaging Center Segment	70,468	63,004	264,901	225,846
Adjusted EBITDA - Digital Health Segment	4,540	2,809	14,558	6,498

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2024	2023(iv)

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,345	$(1,858)

Add severance costs	1,105	621
Add loss on lease abandonment/impairment	2,478	5,146
Add non-operational rent expenses (i)	1,114	880
Add acquisition transaction costs	462	222
Add loss on extinguishment of debt and related expenses	2,383	–
Add valuation adjustment for contingent consideration	–	(429)
Add Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	5,018	1,308
Add/Subtract non-cash change in fair value of swap valuation (ii)	577	7,236
Total adjustments - loss (gain)	13,137	14,984
Subtract tax impact of Adjustments (iii)	1,766	3,271

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	11,371	11,713

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	16,716	9,855

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	75,537,595	67,904,999

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.22	$0.15

(i) Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(ii) Impact from the change in fair value of the swaps during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(iii) Tax effected using 13.44% and 21.83% blended federal and state effective tax rate for 2024 and 2023, respectively.
(iv) Restated from what was presented in 2023 to include $4,973 of losses of the AI businesses (ie, this loss is not being added to earnings in the above as was the case in 2023). The restated Adjusted Earnings for 2023 is due to the fact that AI is no longer its own reportable operating segment and is now embedded in the Digital Health reportable operating segment.

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PAYMENTS BY PAYOR CLASS

Fourth Quarter
2024

Commercial Insurance	58.0%
Medicare	23.5%
Capitation	6.6%
Medicaid	2.5%
Workers Compensation/Personal Injury	2.2%
Other*	7.2%
Total	100.0%

* Includes management fee and Digital Health financial reporting unit revenue.

RADNET PAYMENTS BY MODALITY

	Fourth Quarter	Full Year	Full Year	Full Year
	2024	2024	2023	2022

MRI	36.9%	37.1%	36.8%	36.8%
CT	15.7%	15.9%	16.8%	17.5%
PET/CT	7.6%	7.2%	6.4%	5.8%
X-ray	5.7%	6.0%	6.5%	6.7%
Ultrasound	13.5%	13.6%	12.9%	12.6%
Mammography	16.9%	16.4%	16.0%	15.3%
Nuclear Medicine	0.9%	1.0%	0.8%	0.9%
Other	2.8%	2.7%	3.9%	4.5%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Fourth Quarter	Fourth Quarter
	2024	2023

MRI	452,063	398,625
CT	271,061	237,937
PET/CT	19,602	15,825
Nuclear Medicine	9,054	8,120
Ultrasound	655,531	617,301
Mammography	517,013	483,687
X-ray and Other	847,429	804,225

Total	2,771,753	2,565,720

* Volumes include wholly owned and joint venture centers.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision, pre-tax loss or gain from AI segment and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings Per Share is reconciled to its nearest comparable GAAP financial measure (see table on prior page). Adjusted Earnings Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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